Exhibit 99













                  IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

                               SAVINGS PLAN

            (As amended and restated effective January 1, 1994)

                  IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
                               SAVINGS PLAN
                             TABLE OF CONTENTS
                         ------------------------
Article 1 - Title . . . . . . . . . . . . . . . . . .       1

Article 2 - Definitions . . . . . . . . . . . . . . .       1

    (1) Affiliate . . . . . . . . . . . . . . . . . .       1

    (2) Beneficiary . . . . . . . . . . . . . . . . .       2

    (3) Code. . . . . . . . . . . . . . . . . . . . .       2

    (4) Committee . . . . . . . . . . . . . . . . . .       2

    (5) Company . . . . . . . . . . . . . . . . . . .       2

    (6) Compensation. . . . . . . . . . . . . . . . .       2

    (7) Disability. . . . . . . . . . . . . . . . . .       3

    (8) Distributee . . . . . . . . . . . . . . . . .       3

    (9) Effective Date. . . . . . . . . . . . . . . .       3

    (10) Employee . . . . . . . . . . . . . . . . . .       3

    (11) Employer . . . . . . . . . . . . . . . . . .       3

    (12) Entry Date . . . . . . . . . . . . . . . . .       3

    (13) ERISA. . . . . . . . . . . . . . . . . . . .       3

    (14) Fund . . . . . . . . . . . . . . . . . . . .       3

    (15) Hours of Employment. . . . . . . . . . . . .       3

    (16) Participant. . . . . . . . . . . . . . . . .       4

    (17) Participant's Plan Account . . . . . . . . .       4

    (18) Plan . . . . . . . . . . . . . . . . . . . .       5

    (19) Plan Year. . . . . . . . . . . . . . . . . .       5

    (20) Regulations. . . . . . . . . . . . . . . . .       5

    (21) Second Effective Date. . . . . . . . . . . .       5

  (22) Trust . . . . . . . . . . . . . . . . . . . . .     5

   (23) Trust Fund  . . . . . . . . . . . . . . . . . .     5

   (24) Trustee . . . . . . . . . . . . . . . . . . . .     5

   (25) Valuation Date. . . . . . . . . . . . . . . . .     5

Article 3 - Participation . . . . . . . . . . . . . . .     6

   Section 3.1.  Eligibility Requirements . . . . . . .     6

   Section 3.2.  Election to Participate. . . . . . . .     7

Article 4 - Employer Contributions  . . . . . . . . . .     8

   Section 4.1.  Elective Contributions . . . . . . . .     8

   Section 4.2.  Non-elective Contributions . . . . . .    10

   Section 4.3.  $7,000 Annual Limit on
                 Elective Contributions . . . . . . . .    11

   Section 4.4.  Limits on Contributions for Highly
                 Compensated Employees  . . . . . . . .    12

   Section 4.5.  Limitation on Employer
                 Contributions  . . . . . . . . . . . .    23

   Section 4.6.  Vesting of Employer Contributions  . .    25

Article 5 - Employee Contributions  . . . . . . . . . .    25

   Section 5.1.  Employee Contributions . . . . . . . .    25

   Section 5.2.  Rollover Contributions
                 by Employees . . . . . . . . . . . . .    27

Article 6 - Funding of Plan and Investment Provisions .    31

   Section 6.1. Funding . . . . . . . . . . . . . . . .    31

   Section 6.2.  Investment of Contributions  . . . . .    32

   Section 6.3.  Change of Investment Direction . . . .    32

   Section 6.4.  Transfers Between Investment Funds . .    33

Article 7 - Participants' Accounts  . . . . . . . . . .    34

   Section 7.1.  Participant Accounts . . . . . . . . .    34

  Section 7.2.  Participating Units  . . . . . . . . .     35

   Section 7.3.  Valuation of Funds . . . . . . . . . .     37

   Section 7.4.  Valuation of Accounts  . . . . . . . .     38

   Section 7.5.  Value of Plan Account  . . . . . . . .     39

   Section 7.6.  Committee to Furnish Quarterly
                 Statements of Value of Accounts  . . .     39

   Section 7.7.  Statutory Limitations on
                 Allocations to Accounts  . . . . . . .     39

   Section 7.8.  Correction of Error  . . . . . . . . .     44

 Article 8 - Distribution of Benefits . . . . . . . . .     44

   Section 8.1.  Termination of Employment. . . . . . .     44

   Section 8.2.  Time and Manner of Distribution
                 upon Termination of Employment . . . .     44

   Section 8.3.  Death After Termination of
                 Employment . . . . . . . . . . . . . .     47

   Section 8.4.  Designation of Beneficiary . . . . . .     48

   Section 8.5.  Direct Rollovers of Eligible
             Rollover Distributions . . . . . . . . . .     49

Article 9 - Withdrawals During Employment and
            Loans to Participants . . . . . . . . . . .     51

   Section 9.1.  Withdrawals  . . . . . . . . . . . . .     51

   Section 9.2.  Distribution of Withdrawals  . . . . .     52

   Section 9.3.  Limitations upon Withdrawals
                 from Before-Tax Accounts . . . . . . .     53

   Section 9.4.  Loans to Participants  . . . . . . . .     54

Article 10 - Special Participation Rules Relating
             to Reemployment of Terminated Employees
             and Employment by Related Entities . . . .     57

   Section 10.1.  Reemployment of an Employee
                  Whose Employment Terminated Prior
                  to His Becoming a Participant . . . .     57

  Section 10.2.  Reemployment of a Terminated
                  Participant . . . . . . . . . . . . .     57

   Section 10.3.  Employment by Related Entities. . . .     58

   Section 10.4.  Leased Employees  . . . . . . . . . .     58

Article 11 - Administration . . . . . . . . . . . . . .     59

   Section 11.1.  The Committee . . . . . . . . . . . .     59

   Section 11.2.  Claims Procedure  . . . . . . . . . .     63

   Section 11.3.  Procedures for Domestic
                  Relations Orders  . . . . . . . . . .     64

   Section 11.4.  Notices to Participants, Etc. . . . .     65

   Section 11.5.  Notices to Employers or
                  Committee . . . . . . . . . . . . . .     66

   Section 11.6.  Records . . . . . . . . . . . . . . .     66

   Section 11.7.  Reports of Funds and Accounting
                  to Participants . . . . . . . . . . .     66

Article 12 - Participation by Other Employers . . . . .     67

   Section 12.1.  Adoption of Plan  . . . . . . . . . .     67

   Section 12.2.  Withdrawal from Participation . . . .     67

   Section 12.3.  Company as Agent for Employers  . . .     67

Article 13 - Continuance by a Successor . . . . . . . .     68

Article 14 - Amendment, Withdrawal and Termination  . .     69

   Section 14.1.  Amendment . . . . . . . . . . . . . .     69

   Section 14.2.  Withdrawal  . . . . . . . . . . . . .     69

   Section 14.3.  Termination . . . . . . . . . . . . .     70

   Section 14.4.  Trust Fund to Be Applied
                  Exclusively for Participants and
                  Their Beneficiaries . . . . . . . . .     71

Article 15 - Miscellaneous  . . . . . . . . . . . . . .     71

  Section 15.1.  Expenses  . . . . . . . . . . . . . .     71

   Section 15.2.  Non-Assignability . . . . . . . . . .     71

   Section 15.3.  Employment Non-Contractual  . . . . .     74

   Section 15.4.  Limitation of Rights  . . . . . . . .     74

   Section 15.5.  Merger or Consolidation with
                  Another Plan  . . . . . . . . . . . .     74

   Section 15.6.  Gender and Plurals  . . . . . . . . .     74

Article 16 - Top-Heavy Plan Requirements  . . . . . . .     75

   Section 16.1.  Top-Heavy Plan Determination  . . . .     75

   Section 16.2.  Minimum Contribution for
                  Top-Heavy Years   . . . . . . . . . .     76

   Section 16.3.  Special Rules for Applying
                  Statutory Limitations on Benefits . .     77

                  IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

                               SAVINGS PLAN



                                 ARTICLE 1

                                   TITLE



          This plan is titled "Iowa-Illinois Gas and Electric

Company Savings Plan" and constitutes an amendment and

restatement, and therefore a continuation, of the plan titled the same and in effect since August 1, 1976.  The terms of the plan in effect prior to the effective date of this amendment and

restatement shall continue to constitute the plan prior to such effective date except as otherwise set forth herein.  This plan includes a cash or deferred arrangement intended to be a

qualified cash or deferred arrangement described in section

401(k) of the Internal Revenue Code of 1986, as amended.



                                 ARTICLE 2

                                DEFINITIONS



          As used herein the following words and phrases shall

have the following respective meanings unless the context clearly indicates otherwise:



          (1)  Affiliate.

               (a) A corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer,


               (b)  a trade or business (whether or not
          incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer,

               (c)  any organization (whether or not
          incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or

               (d) any other entity which is required to be aggregated with the Employer pursuant to Regulations promulgated under section 414(o) of the Code.

          (2) Beneficiary. The person or persons who shall be entitled under Section 8.4 to receive benefits in the event of the death of a Participant.

          (3) Code. The Internal Revenue Code of 1986, as amended.

          (4) Committee. The Committee appointed by the board of directors of the company pursuant to
     Section 11.1.

          (5)  Company.  Iowa-Illinois Gas and Electric
     Company, an Illinois corporation, and any corporation which shall succeed to the business of such corporation and adopt the Plan pursuant to Article 13.

          (6) Compensation. The total earnings paid in cash to an Employee while the Employee is a Participant in the Plan by one or more Employers, including any amounts which would have been so paid but for elective contributions made on behalf of a Participant pursuant to Section 4.1(a) of the Plan, but excluding any overtime payments or other forms of extra compensation, such as supplemental pay and standby pay, and any retroactive salary or wages paid to an Employee by an Employer. Notwithstanding anything herein to the contrary, an Employee's "compensation" (within the meaning of section 415 of the Code) in excess of the maximum dollar amount prescribed by section 401(a)(17) of the Code (as adjusted for changes in the cost of living pursuant to such section) shall not be taken into account for any purpose under the Plan. For purposes of applying this limit to the family unit of a "highly compensated Employee" (as defined in Section 4.4(d)(4)), all members of the unit will be treated as one Employee and the section 401(a)(17) limit will be allocated among all the members in proportion to their amounts of compensation. For this purpose, a family unit of a person includes that person, his or her spouse and his or her lineal descendants who have not attained age 19 before the end of the Plan Year.

          (7)  Disability.  A medically determinable
     physical or mental impairment which can be expected to be either of indefinite duration or result in death and which renders an individual unable to engage in any substantial gainful employment. Such determination shall be made by the Committee with the advice of competent medical authority.

          (8) Distributee. A person entitled to receive a distribution under Article 8 or Article 9.

          (9) Effective Date. The effective date of this amendment and restatement of the Plan with respect to an Employee's Employer, which in the case of the Company and each other Employer participating in the Plan on the date this amendment and restatement is adopted is January 1, 1994, except where otherwise indicated, and in the case of any other Employer shall be the date designated by such Employer.

          (10) Employee. An individual whose relationship with an Employer is, under common law, that of an employee.

          (11)  Employer.  The Company and any other
     corporation which shall, with the consent of the Company, elect to participate in the Plan in the manner described in Section 12.1 and any successor corpo-ration which shall adopt the Plan pursuant to Article
     13. If any such corporation shall withdraw from par-ticipation in the Plan pursuant to Section 12.2, or shall terminate its participation in the Plan pursuant to Section 14.3, such corporation shall thereupon cease to be an Employer.

          (12) Entry Date. The first day of each calendar month.

          (13)  ERISA.  Employee Retirement Income Security
     Act of 1974, as amended.

          (14) Funds. The mutual funds, collective trusts, separate accounts, direct investments or other arrangements selected by the Committee, and the Company
     Stock Fund, all of which Participants may elect for investment of their Plan Accounts.

                              -3-
          (15)  Hours of Employment.

               (a)  In the case of an Employee who is
          customarily employed on a full-time basis, ten hours for each day for which he is enti-tled to receive Compensation (including days for which he receives Compensation without rendering services such as paid holidays, vacations, sick leave or disability leave).

               (b)  In the case of all other Employees,
          each hour for which an Employee is entitled to receive Compensation (including hours for any period during which he receives Com-pensation without rendering services such as paid holidays, vacations, sick leave or dis-ability leave).

     The computation of Hours of Employment attributable to periods for which records are inadequate shall be determined under uniform rules adopted by the Committee in accordance with Department of Labor regulations Section 2530.200b-2(b),
     (c) and (f).

     Any period of employment during which an Employee was employed by Carter Resources, Inc., an Ohio corporation, shall be taken into account for purposes of measuring such Employee's Hours of Employment to the same extent it would have been had such period of employment been employment by an Employer.

     Any period of employment during which an Employee was employed by Medallion Petroleum, Inc., an Oklahoma corporation, shall be taken into account for purposes of measuring such Employee's Hours of Employment to the same extent it would have been had such period of employment been employment by an Employer.

     Any period of employment during which an Employee was employed by DKM Offshore Energy, Inc., a Texas corporation, and any period of employment during which R. Cam Stiernberg was employed by DKM Resources, Inc., a Delaware corporation, shall be taken into account for purposes of measuring such Employee's Hours of Employment to the same extent it would have been had such period of employment been employment by an Employer.

          (16) Participant. An Employee who has satisfied the requirements set forth in Article 3 and, to the extent provided in Section 5.2(c), an Employee or Retired Employee who has made a rollover contribution to the Plan. An Employee shall cease to be a Partici-pant upon termination of employment for whatever reason
                              -4-
     except as provided in Article 3, unless such Employee elects to defer the distribution of his benefits in accordance with Section 8.2.

          (17) Participant's Plan Account. The sum of the values of a Participant's Fund accounts as determined in accordance with the rules set forth in Article 7.

          (18) Plan. The Plan herein set forth, as from time to time amended.

          (19) Plan Year. The accounting period of the Company for federal income tax purposes.

          (20) Regulations. Written promulgations of the Department of Labor construing Title I of ERISA or the Internal Revenue Service construing the Code.

          (21)  Second Effective Date.  January 1, 1983.

          (22) Trust. The Trust created by agreement be-tween the Employers and the Trustee, as from time to time amended.

          (23) Trust Fund. All money and property of every kind held by the Trustee under the Trust agreement.

          (24)  Trustee.  The Trustee provided for in
     Section 6.1, or any successor Trustee or, if there shall be more than one Trustee acting at any time, all of such Trustees collectively.

          (25) Valuation Date. The close of business on the sixth business day prior to the last business day of each calendar month, or such other date or dates as determined by the Committee in its discretion.

















                              -5-
                                 ARTICLE 3

                               PARTICIPATION



          Section 3.1.  Eligibility Requirements.  Any Employee

shall be eligible to participate in the Plan as of the first

Entry Date following the satisfaction of the eligibility service requirement.  An Employee shall satisfy the eligibility service requirement at the end of the 12-month period beginning on the date of his employment or at the end of any subsequent Plan Year

(including the Plan Year which commences prior to the end of the

12-month period beginning on the date of his employment) if he has completed 1,000 or more Hours of Employment in the preceding

12-month period.  Notwithstanding the foregoing, any Employee who on his date of hire is or subsequently becomes scheduled to work as a regular full-time Employee shall be deemed to have satisfied the eligibility service requirement as of his date of hire or the date on which he becomes so scheduled, as the case may be.



          Any Employee covered by a collective bargaining agree-

ment who is elected to an office in the local union or appointed to an office in the International Brotherhood of Electrical

Workers and who is granted a leave of absence as a result of such election or appointment shall continue to be eligible to partici-

pate in the Plan during such leave of absence.


          If a Participant shall be transferred from one Employer

to another or from an Employer to an Affiliate, such transfer

                              -6-

shall not terminate the Participant's participation in the Plan,

and such Participant shall continue to participate in the Plan until an event shall occur which would have terminated his

participation had he continued in the service of an Employer until the occurrence of such event.  Periods of service with an

Affiliate shall be taken into account only to the extent set forth in Article 10.



          Section 3.2.  Election to Participate.  An Employee who

is eligible to participate in the Plan as of the Effective Date on which the Plan becomes effective with respect to such Employee may become a Participant as of such Effective Date or as of any subsequent Entry Date by filing a written election with his

Employer in the form prescribed by the Committee.  Any other

Employee who is eligible to participate in the Plan may become a

Participant as of any Entry Date by filing a written election with his Employer in the form prescribed by the Committee.  In the case of Employees electing to become Participants on any

Effective Date, such election must be filed prior to the date prescribed by the Committee and communicated to all Employees eligible to participate.  In the case of all Employees electing to become Participants on an Entry Date, such election must be filed at least seven days prior to the Entry Date upon which participation is to commence.  Such election shall authorize the

Employer to deduct from the Employee's Compensation amounts

specified by the Employee pursuant to Section 4.1(a) and/or

Section 5.1(a) and shall designate what portion of such amounts
                              -7-
shall be invested in each Fund.  Such election shall evidence the

Employee's acceptance of and agreement to all of the provisions of the Plan and in the Company Stock Fund.



                                 ARTICLE 4

                          EMPLOYER CONTRIBUTIONS



          Section 4.1.  Elective Contributions.  (a)  Election of

Elective Contribution.  Subject to the limitations set forth in

Sections 4.3, 4.4, 4.5 and 7.7, each Employer shall contribute on behalf of each Participant who is an Employee of such Employer an amount equal to a whole percentage not more than 15% of such

Participant's Compensation as the Participant shall designate in an election made pursuant to Section 3.2 for each payroll period.

The amount of the Participant's Compensation otherwise payable for the period for which each such contribution is made shall be reduced by the amount of such contribution by means of a payroll deduction each pay period.



          Notwithstanding the previous paragraph, if a

Participant's contribution for a payroll period is not an even dollar amount, such contribution shall be rounded up to the next full dollar amount.  Elective contributions shall commence with the first payroll period ending after participation commences.

Contributions shall be transferred by the Employer to the Trustee in accordance with the provisions of Section 6.1 not less

frequently than monthly.
                              -8-

          (b)  Changes in Amount of Contributions.  Elective

contributions shall continue in effect at the rate designated by the Participant pursuant to Section 4.1(a) until the Participant changes such designation.  A Participant may change such

designation within the limitations prescribed in Section 4.1(a)

effective with respect to compensation paid on and after the first day of any calendar month by giving notice of such change through a telephone information system in accordance with the written rules and conditions provided by the Committee, or by one or more alternative methods in the form prescribed by the

Committee for such purpose, not later than the 20th day of the immediately preceding calendar month (or such other date as

designated by the Committee).



          (c)   Suspension and Resumption of Contributions.  Any

Participant may suspend his elective contributions effective with respect to compensation paid on and after the first day of any calendar month by giving notice of such change through a

telephone information system in accordance with the written rules and conditions provided by the Committee, or by one or more

alternative methods in the form prescribed by the Committee for such purpose, no later than the 20th day of the immediately

preceding calendar month (or such other date as designated by the

Committee).  A Participant may suspend his elective contributions either indefinitely or for any specified period.  If a

Participant's elective contributions are suspended indefinitely, such contributions shall resume upon the Participant providing notice of such resumption through a telephone information system in accordance with the written rules and conditions provided by the Committee, or by one or more alternative methods in the form prescribed by the Committee for such purpose, no later than the

20th day of the calendar month before the first day of the

calendar month in which such contributions are to resume (or such other date as designated by the Committee).  If a Participant's elective contributions are suspended for a specified period, such contributions shall be resumed automatically as of the beginning of the calendar month after the end of such specified period.



          Section 4.2.  Non-elective Contributions.  Subject to

the limitations set forth in Section 4.4 and 4.5, each Employer shall contribute for each Plan Year on behalf of each Participant for whom an elective contribution is made pursuant to Section

4.1(a), and who has satisfied the eligibility service requirement of Section 3.1 without regard to the last sentence of the first paragraph of such Section, an additional contribution (i) from the Second Effective Date through July 31, 1985, equal to the lesser of (I) 50% of the amount of such contribution made

pursuant to Section 4.1(a) and (II) 3% of such Participant's

Compensation for the period for which the contribution is made,

(ii) from August 1, 1985 through July 31, 1988, equal to the lesser of (I) 55% of the amount of such contribution made

pursuant to Section 4.1(a) and (II) 3.3% of such Participant's

Compensation for the period for which the contribution is made,
                              -10-
(iii) from August 1, 1988 through July 31, 1993, equal to the lesser of (I) 60% of the amount of such contribution made

pursuant to Section 4.1(a) and (II) 3.6% of such Participant's

Compensation for the period for which the contribution is made,

and (iv) from August 1, 1993, equal to the lesser of (I) 65% of the amount of such contribution made pursuant to Section 4.1(a)

and (II) 3.9% of such Participant's Compensation for the period for which the contribution is made.  The non-elective

contributions shall be delivered to the Trustee in accordance with the provisions of Section 6.1 not less frequently than

monthly.



          Section 4.3.  $7,000 Annual Limit on Elective

Contributions.  (a)  General Rule.  Notwithstanding the

provisions of Section 4.1(a), a Participant's elective

contributions made pursuant to Section 4.1(a) for any calendar year shall not exceed $7,000 (as adjusted for cost-of-living increases in accordance with section 415(d) of the Code).



          (b)  Distribution of Excess Elective Contributions.  If

for any calendar year the aggregate of the (i) elective

contributions to this Plan and (ii) amounts contributed under other plans or arrangements described in sections 401(k), 408(k)

or 403(b) of the Code will exceed the limit imposed by paragraph

(a) of this Section for the calendar year in which such

contributions were made ("excess elective contributions"), such

Participant shall, pursuant to such rules and at such time
                              -11-
following such calendar year as determined by the Committee, be allowed to submit a written request that the excess elective contributions plus any income allocable thereto be distributed to him.  The amount of excess elective contributions to be so

distributed shall be reduced by any contributions previously distributed pursuant to Section 4.4(e)(1) with respect to such

Plan Year.  The amount of any income allocable to such excess elective contributions shall be determined pursuant to Treasury

Regulation section 1.402(g)-1(e)(5) and shall be determined with respect to the Plan Year and the period of time between the end of the Plan Year and the date such contributions are distributed as set forth in such Regulation.  Such adjusted amount of excess elective contributions shall be distributed to the Participant no later than the April 15 following the calendar year for which such contributions were made.  Notwithstanding the provisions of this paragraph, any such excess elective contributions shall be treated as "annual additions" for purposes of Section 7.7.



          Section 4.4.  Limits on Contributions for Highly

Compensated Employees.  (a)  Limits Imposed by Section 401(k)(3)

of the Code.  Notwithstanding the provisions of Section 4.1(a),

if the elective contributions made pursuant to such Section for a

Plan Year shall fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments

prescribed in paragraph (1) of Section 4.4(e) shall be made.




                              -12-
          (1) The average deferral percentage for the group consisting of Participants who are highly compensated Employees of all Employers does not exceed the product of the average deferral percentage for the group consisting of all other Participants multiplied by 1.25.

          (2) The average deferral percentage for the group consisting of Participants who are highly compensated Employees of all Employers (i) does not exceed the average deferral percentage of the group consisting of all other Participants by more than 2 percentage points, and (ii) does not exceed the product of the average deferral percentage of such group multiplied by 2.0.



          (b)  Limits Imposed by Section 401(m) of the Code.

Notwithstanding the provisions of Sections 4.2 and 5.1, if the non-elective contributions and after-tax contributions made

pursuant to such Sections for a Plan Year shall fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this section, the adjustments prescribed in paragraph (2) of Section

4.4(e) shall be made.



          (1) The average contribution percentage for the group consisting of Participants who are highly compensated
     Employees of all Employers does not exceed the product of the average contribution percentage for the group consisting of all other Participants multiplied by 1.25.

          (2) The average contribution percentage for the group consisting of Participants who are highly compensated Employees of all Employers (i) does not exceed the average contribution percentage of the group consisting of all other Participants by more than 2 percentage points, and (ii) does not exceed the product of the average contribution percentage of such group multiplied by 2.0.


          (c)  The Aggregate Limit on Contributions.

Notwithstanding anything herein to the contrary, if the elective contributions, nonelective contributions and after-tax

                              -13-
contributions made pursuant to Sections 4.1(a), 4.2 and 5.1(a),

respectively, for a Plan Year shall fail to satisfy all of the tests set forth in paragraphs (1), (2) and (3) of this

subsection, the adjustments prescribed in paragraph (3) of

Section 4.4(e) shall be made.



          (1) The sum of the average deferral percentage (as determined under paragraph (1) of Section 4.4(d) after making the adjustments required by paragraph (1) of Section 4.4(e) for the Plan Year) and the average contribution percentage (as determined under paragraph (2) of Section 4.4(d) after making the adjustments required by paragraph
     (2) of Section 4.4(e) for the Plan Year) for the group consisting of Participants who are highly compensated Employees of all Employers does not exceed the aggregate limit for such Plan Year.

          (2) The average deferral percentage for the group consisting of Participants who are highly compensated Employees of all Employers does not exceed the product of the average deferral percentage for the group consisting of all other Participants multiplied by 1.25.

          (3) The average contribution percentage for the group consisting of Participants who are highly compensated
     Employees of all Employers does not exceed the product of the average contribution percentage for the group consisting of all other Participants multiplied by 1.25.


          (d)  Definitions.  For purposes of this Section:

          (1) the average deferral percentage for a group of Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant in such group to the nearest one-hundredth of one percent, of the elective contributions made pursuant to Section 4.1(a), and in the Committee's sole discretion, to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, any part or all of the non-elective contributions made pursuant to Section 4.2, during such year for the benefit of such Participant to the total Compensation for such Plan Year paid to such Participant;

          (2) the average contribution percentage for a group of Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant in such
                              -14-
     group to the nearest one-hundredth of one percent, of the non-elective contributions made pursuant to Section 4.2 and the after-tax contributions made pursuant to Section 5.1(a), but not including non-elective contributions used in the calculation of the average deferral percentage under the preceding paragraph, during such year for the benefit of such Participant to such Participant's compensation for such Plan Year;

          (3) the aggregate limit shall equal the greater of (i) the sum of (A) 125% of the greater of (I) the average deferral percentage for the group of Participants who are not highly-compensated Employees, or (II) the average contribution percentage for the group of Participants who are not highly-compensated Employees plus (B) two percentage points plus the lesser of (I) or (II) above, but not greater than 200 percent of the lesser of (I) or (II) above or (ii) the sum of (a) 125% of the lesser of (I) or (II) above plus
     (b) two percentage points plus the greater of (I) or (II) above, but not greater than 200 percent of the greater of
     (I) or (II) above.

          (4) "highly-compensated Employee" shall mean any Employee who performs services in the determination year and is in one or more of the following groups: (i) Employees who were five percent owners as defined in Section 416(i)(1)(A)(iii) of the Code at any time during the determination year or the look-back year, (ii) Employees with compensation greater than $75,000 (adjusted for increases in the cost of living as set forth in section 415(d) of the Code) during the look-back year (or during the determination year if such Employee is a member of the group of 100 Employees paid the greatest compensation during the determination year), (iii) Employees who with respect to the look-back year (or with respect to the determination year if such Employee is a member of the group of 100 Employees paid the greatest compensation during the determination year) have compensation greater than $50,000 (adjusted for increases in the cost of living as set forth in section 415(d) of the Code) and are in the top paid group, (iv) Employees who with respect to the look-back year (or with respect to the determination year if such Employee is a member of the group of 100 Employees paid the greatest compensation during the determination year) are officers (as determined in accordance with section 416(i) of the Code) of an Employer and who have compensation greater than 50% of the dollar limit in effect under section 415(b)(1)(A) of the Code with respect to such look-back (or determination) year, and (v) any person who was an Employee who had a separation year prior to the determination year and was a highly compensated Employee as described in any of clauses (i) through (iv) above for either (A) his separation year or (B) any determination year ending on or after his attainment of
                              -15-
     age 55. For purposes of determining whether a person is a highly compensated Employee of an Employer with respect to a Plan Year, the term "determination year" means the Plan Year for which the determination is being made; the term "look-back year" means the twelve-month period immediately preceding the determination year; the term "top-paid group" means the top 20% of employees of the Employer ranked on the basis of compensation received during the year (provided however that when determining the number of employees in such group employees described in section 414(q)(8) of the Code and Q&A 9(b) of Treasury Regulation section 1.414(q)-1T are excluded); the number of officers is limited to 50 (or, if less, the greater of 3 employees of the Employer and 10% of all employees of the Employer) excluding those employees who may be excluded in determining the top-paid group; when no officer has compensation in excess of 50% of the dollar limit in effect under section 415(b)(1)(A) of the Code, the highest paid officer is a highly compensated Employee; "compensation" means compensation within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity; employers aggregated under section 414(b), (c), (m) or (o) of the Code are treated as a single employer; and "separation year" means the determination year the employee separates from service with the Employer.

          (5)  "compensation" shall have the meaning set forth in
     section 414(s) of the Code or in the discretion of the Committee, any other meaning in accordance with the Code for these purposes;

          (6) if this Plan and one or more other plans of an Employer to which elective contributions, non-elective contributions, after-tax contributions or qualified non-elective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a highly compensated Employee participates in this Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section; and

          (7)  if any Participant is a 5% owner as defined in
     section 416(i)(1)(A)(iii) of the Code or one of the ten most highly compensated Employees of the Employer, then only one deferral percentage and one contribution percentage shall be determined with respect to the group of the Participant and all other eligible family members with respect to such Participant (who shall together with the Participant be treated as one highly compensated Employee) as follows:

                              -16-
               (A) the deferral percentage for such group shall be the greater of (i) the deferral percentage determined by combining the elective contributions, non-elective contributions and compensation of all group members who are highly compensated Employees and
          (ii) the deferral percentage determined by combining the elective contributions, non-elective contributions and compensation of all group members, and

               (B) the contribution percentage for such group shall be the greater of (i) the contribution percentage determined by combining the non-elective contributions, after-tax contributions and compensation of all group members who are highly compensated Employees and (ii) the contribution percentage determined by combining the non-elective contributions, after-tax contributions and compensation of all group members.

     For this purpose, family member means a spouse of the Participant and the lineal ascendents and descendants (and spouses of such ascendents and descendants) of any Employee or former Employee.


          (e)  Adjustments to Accounts to Comply with Limits.



          (1)  Adjustments to Comply with Section 401(k)(3) of

the Code.  The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to

determine whether either of the tests set forth in paragraph (1)

or (2) of Section 4.4(a) shall be satisfied during a Plan Year,

and, if it shall appear to the Committee that neither of such tests shall be satisfied, the Committee shall take such steps as it shall deem necessary or appropriate to adjust the elective contributions made pursuant to Section 4.1(a) for all or a

portion of the remainder of such Plan Year on behalf of each

Participant who is a highly compensated Employee to the extent necessary in order for one of such tests to be satisfied.  If after taking such steps the Committee determines that such
                              -17-
Participants may resume such contributions at levels permitted prior to such adjustments, the Committee may allow such

Participants to resume such contribution levels.  If after the end of a Plan Year it is determined that regardless of any such steps taken neither of the tests set forth in paragraph (1) or

(2) of Section 4.4(a) shall be satisfied with respect to such

Plan Year, the Committee shall calculate the maximum deferral percentage permissible for Participants who are highly

compensated Employees under the tests set forth in paragraphs (1)

and (2) of Section 4.4(a) and reduce the elective contributions made on behalf of each Participant who is a highly compensated

Employee and whose actual deferral percentage is the highest until such actual deferral percentage equals the greater of (A)

such maximum deferral percentage and (B) the actual deferral percentage of the highly compensated Employee with the next

highest actual deferral percentage.  If further reductions are necessary, then such contributions on behalf of each Participant who is a highly compensated Employee and whose actual deferral percentage, after the reduction described in the preceding

sentence, is the highest shall be reduced in accordance with the previous sentence.  Such reductions shall continue to be made to the extent necessary so that the actual deferral percentage of all Participants who are highly compensated Employees does not exceed such maximum deferral percentage.  The Committee shall distribute no later than the last day of the subsequent Plan Year to such Participant (I) the amount of such reductions plus any income allocable thereto and (II) any corresponding non-elective
                              -18-
contributions related thereto plus any income allocable thereto.

The amount of elective contributions distributed shall be reduced by any elective contributions previously distributed to such

Participant pursuant to Section 4.3 for such Plan Year.  The amount of any income distributed shall be determined pursuant to

Proposed Treasury Regulation Section 1.401(k)-1(f)(4) and shall be determined with respect to the Plan Year and the period of time beginning with the end of the Plan Year and ending with the date the contributions are so distributed as set forth in such

Regulation.  For purposes of this paragraph (1), (A) if a highly compensated Employee's deferral percentage is determined pursuant to Section 4.4(d)(7)(A)(ii), then the deferral percentage of the group described in that Section is reduced as described above and the excess contributions for that group shall be allocated among the members of that group in proportion to the elective

contributions of each member, and (B) if a highly compensated

Employee's deferral percentage is determined pursuant to Section

4.4(d)(7)(A)(i), then the deferral percentage of the group

described in that Section is reduced as described above but not below the deferral percentage of group members who are not highly compensated Employees and excess contributions for that group are determined by taking into account the contributions of the group members who are highly compensated Employees and are allocated among such members in proportion to their elective contributions,

and any necessary further reduction is to be made and

corresponding excess contributions are to be determined and

allocated in accordance with clause (A) of this sentence.
                              -19-

          (2)  Adjustments to Comply with Section 401(m) of the

Code.  The Committee shall cause to be made such periodic

computations as it shall deem necessary or appropriate to

determine whether either of the tests set forth in paragraph (1)

or (2) of Section 4.4(b) shall be satisfied during a Plan Year,

and, if it shall appear to the Committee that neither of such tests shall be satisfied, the Committee shall take such steps as it shall deem necessary or appropriate to adjust the after-tax contributions made pursuant to Section 5.1(a) and the non-

elective contributions made pursuant to Section 4.2 for all or a portion of the remainder of such Plan Year on behalf of each

Participant who is a highly compensated Employee to the extent necessary in order for one of such tests to be satisfied.  If after the end of a Plan Year it is determined that regardless of any steps taken neither of the tests set forth in paragraph (1)

or (2) of Section 4.4(b) shall be satisfied with respect to such

Plan Year, the Committee shall calculate the maximum contribution percentage permissible for Participants who are highly

compensated Employees under the tests set forth in paragraphs (1)

and (2) of Section 4.4(b) and reduce the after-tax contributions made on behalf of each Participant who is a highly compensated

Employee in the manner described in paragraph (1) of this

subsection to the extent necessary to comply with Section 4.4(b).

If the adjustments required by this paragraph exceed the amount of the after-tax contributions made on behalf of such

Participant, the non-elective contributions made on behalf of each Participant who is a highly compensated Employee shall be
                              -20-
reduced in the manner described in paragraph (1) of this

subsection to the extent necessary to comply with Section 4.4(b).

The Committee shall distribute no later than the last day of the subsequent Plan Year to such Participant the amount of such

reductions plus any income allocable thereto.  The amount of any such income shall be determined pursuant to Proposed Treasury

Regulation Section 1.401(m)-1(e)(3) and shall be determined with respect to the Plan Year and period of time beginning with the end of the Plan Year and ending with the date the contributions are distributed as set forth in such Regulation.  For purposes of this paragraph (2), (A) if a highly compensated Employee's

contribution percentage is determined pursuant to Section

4.4(d)(7)(B)(ii), then the contribution percentage of the group described in that Section is reduced as described above and the excess contributions for that group shall be allocated among the members of that group in proportion to the after-tax

contributions and, if applicable, non-elective contributions of each member, and (B) if a highly compensated Employee's

contribution percentage is determined pursuant to Section

4.4(d)(7)(B)(i), then the contribution percentage of the group described in that Section is reduced as described above but not below the contribution percentage of group members who are not highly compensated Employees and excess contributions for that group are determined by taking into account the contributions of the group members who are highly compensated Employees and are allocated among such members in proportion to their after-tax


                              -21-
contributions and, if applicable, non-elective contributions, and any necessary further reduction is to be made and corresponding excess contributions are to be determined and allocated in

accordance with clause (A) of this sentence.



          (3)  Adjustments to Comply with the Aggregate Limit.

If, after making the adjustments and reductions required by

paragraphs (1) and (2) of this subsection for a Plan Year, the

Committee shall determine that none of the tests set forth in paragraph (1), (2) or (3) of Section 4.4(c) shall be satisfied,

the Committee shall no later than the last day of the subsequent

Plan Year reduce the after-tax contributions made pursuant to

Section 5.1(a) for such Plan Year on behalf of each Participant who is a highly compensated Employee to the extent necessary to eliminate such excess.  If the adjustments required by this

paragraph exceed the amount of the after-tax contributions made on behalf of such Participant, (I) the elective contributions made pursuant to Section 4.1(a) for such Plan Year on behalf of such Participant who is a highly compensated Employee and (II)

any corresponding non-elective contributions related thereto shall be reduced to the extent necessary to eliminate such

excess.  Such reduction shall be effected by calculating the maximum deferral percentage permissible for Participants who are highly compensated Employees under the aggregate limit for such

Plan Year and reducing the after-tax contributions and, if

applicable, elective contributions (and corresponding nonelective contributions) made on behalf of each Participant who is a highly
                              -22-
compensated Employee in the manner described in paragraph (1) of this subsection.



          Section 4.5.  Limitation on Employer Contributions.

The aggregate elective and non-elective contributions of an

Employer pursuant to Sections 4.1(a) and 4.2 for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer with or within which such Plan

Year ends on account of such contribution.  If the amount which an Employer would otherwise be required to contribute is limited by the preceding sentence, the amount of the contribution by such

Employer otherwise required by Sections 4.1(a) and 4.2, after giving effect to any limitation or refund required by Sections

4.3 and 4.4, shall be reduced by a like amount.  The amount of such reduction shall be applied ratably in reduction of the

amount otherwise required to be contributed for such Plan Year on behalf of each Participant under Sections 4.1(a) and 4.2.  The amount of any reduction applicable to the contribution otherwise required to be made on behalf of a Participant under Section

4.1(a) which has previously been applied in reduction of such

Participant's Compensation shall be paid to such Participant.


          Any contribution made by an Employer by reason of a

good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to the employer for federal income tax

                              -23-
purposes by reason of a good faith mistake in determining the maximum deductible amount, shall upon the request of such

Employer be returned by the Trustee to such Employer, and if any such contribution was an elective contribution, the amount

thereof shall be paid by the Employer to the Participants on whose behalf such contribution was made and included in the

Participants' compensation for federal income tax purposes for the year of such payment.  The Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be.  The amount to be returned to the Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the

maximum allowable deduction.  Earnings attributable to the

mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned.  If the return to the Employer of the amount

attributable to the mistaken contribution would cause the balance of any Participant's Plan Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the

Employer shall be limited so as to avoid such reduction.


                              -24-
          Section 4.6.  Vesting of Employer Contributions.  All

contributions made on behalf of a Participant by an Employer shall be non-forfeitable.



                                 ARTICLE 5
                          EMPLOYEE CONTRIBUTIONS



          Section 5.1.  Employee Contributions.  (a)  Election of

Employee Contributions.  Subject to the limitations set forth in

Sections 4.4 and 7.7, each Participant who is an Employee may elect with respect to compensation paid on and after the first day of any calendar month to contribute an amount equal to a whole percentage not more than 15% of such Participant's

Compensation to the Plan on an after-tax basis ("after-tax

contributions").  Any such election shall be made by filing a written application with the Participant's Employer in the form prescribed by the Committee not later than the 20th day of the calendar month (or such other date as designated by the

Committee) prior to the first day of the calendar month in which such contributions are to commence.  Such election shall

authorize the Participant's Employer to deduct after-tax

contributions from the Participant's Compensation in the amount specified by the Participant and shall evidence the Participant's acceptance of all the provisions of the Plan pertaining to such after-tax contributions.





                              -25-
          Notwithstanding the previous paragraph, if a

Participant's after-tax contributions for a payroll period is not an even dollar amount, such contribution shall be rounded up to the next full dollar amount.  Contributions shall be transferred by the Employer to the Trustee in accordance with the provisions of Section 6.1 not less frequently than monthly.



          (b)  Changes in Amount of Contributions.  After-tax

contributions shall continue in effect at the rate designated by the Participant pursuant to Section 5.1(a) until the Participant changes such designation.  A Participant may change such

designation within the limitations prescribed in Section 5.1(a)

effective with respect to compensation paid on and after the first day of any month by giving notice of such change through a telephone information system in accordance with the written rules and conditions provided by the Committee, or by one or more

alternative methods in the form prescribed by the Committee for such purpose, not later than the 20th day of the month before the first day of the calendar month in which such change is to be effective (or such other date as designated by the Committee).



          (c)   Suspension and Resumption of Contributions.  Any

Participant may suspend his after-tax contributions effective with respect to compensation paid on and after the first day of any calendar month by giving notice of such change through a telephone information system in accordance with the written rules and conditions provided by the Committee, or by one or more
                              -26-
alternative methods in the form prescribed by the Committee for such purpose, no later than the 20th day of the calendar month prior to the first day of the calendar month in which the

suspensions shall be effective (or such other date as designated by the Committee).  A participant may suspend his after-tax

contributions either indefinitely or for any specified period.

If a Participant's after-tax contributions are suspended indefi-

nitely, such contributions shall resume upon the Participant providing notice of such resumption through a telephone

information system in accordance with the written rules and

conditions provided by the Committee, or by one or more

alternative methods in the form prescribed by the Committee for such purpose, no later than the 20th day of the calendar month before the first day of the calendar month on which such

contributions are to resume (or such other date as designated by the Committee).  If a Participant's after-tax contributions are suspended for a specified period, such contributions shall be resumed automatically as of the first day of the calendar month after the end of such specified period.



          Section 5.2.  Rollover Contributions by Employees.  (a)

Requirements for Rollover Contributions.  If (i) an Employee or

retired Employee receives a distribution from the Iowa-Illinois

Gas and Electric Company Tax Reduction Act Stock Ownership Plan

("TRASOP") upon termination of such plan, or (ii) an Employee whose employment with an Employer commences after October 22,

1987 receives, either before or after becoming an Employee, (I)
                              -27-
for distributions received prior to 1993, a "qualified total distribution" (within the meaning of section 402(a)(5)(E)(i) of the Code), or (II) for distributions received after 1992, an

"eligible rollover distribution" within the meaning of Section

402 of the Code, from an employees' trust described in section

401(a) of the Code which is exempt from tax under section 501(a)

of the Code or from a qualified annuity plan described in sec-

tion 403(a) of the Code, then such Employee or retired Employee may contribute to the Plan an amount which does not exceed the stock and cash, if any, distributed to him upon termination of the TRASOP or the amount of such qualified total distribution or eligible rollover distribution (including the proceeds from the sale of any property received as a part of such qualified total distribution or eligible rollover distribution) less the amount considered contributed to such trust or annuity plan by such

Employee (determined by applying section 402(e)(4)(D)(i) of the

Code).  If an Employee whose employment with an Employer

commences after October 22, 1987 receives, either before or after becoming an Employee, a distribution or distributions from an individual retirement account or individual retirement annuity

(within the meaning of section 408 of the Code) and (i) the

amount received represents the entire amount in such account or the entire value of such annuity, and (ii) no amount in such account or no part of the value of such annuity is attributable to any source other than a qualified total distribution (within the meaning of section 402(a)(5)(E)(i) of the Code) for amounts distributed prior to 1993 or eligible rollover distribution for
                              -28-
amounts distributed after 1992 from an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or an annuity plan described in

section 403(a) of the Code, and any earnings on such distribution or distributions, then such Employee may contribute to the Plan such distribution or distributions.



          (b)  Delivery of Rollover Contributions to Committee.

An Employee or retired Employee shall deliver any contribution pursuant to this Section to the Committee and the Committee shall deliver such contribution to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law.

Unless such contribution consists of stock or cash received by the Employee or retired Employee upon the termination of the

TRASOP, it must be accompanied by (i) the Employee's written certification that, to the best of his knowledge, the amount so transferred meets the conditions specified in this Section and

(ii) a copy of any documents the Employee received advising him of the amount and the character of such distribution.  Unless such contribution consists of stock and cash received by an

Employee or retired Employee upon termination of the TRASOP, the full amount of such rollover contribution must be in cash.

Notwithstanding the foregoing, the Committee shall not accept a contribution pursuant to this Section if in its judgment

accepting such contribution would cause the Plan to violate any provision of the Code or relevant Treasury Regulations.
                              -29-

          (c)  Special Accounting and Distribution Rules for

Rollover Contributions.  The Committee shall establish and

maintain, or cause to be established and maintained, for each

Employee or retired Employee who makes a contribution pursuant to this Section a Rollover Account and the Employee's rollover

contribution shall be credited to such account as of the date on which such contribution is delivered to the Trustee.  If a

rollover contribution is made by an Employee or retired Employee who is not otherwise a Participant, such Employee or retired

Employee shall be deemed to be a Participant for all purposes of the Plan except for the purposes of the allocation of Employer contributions provided for in Sections 4.1(a) and 4.2 and any determination of when he becomes a Participant pursuant to

Articles 3 and 10.



          (d)  Investment of Rollover Contributions.  All of an

Employee's rollover contribution pursuant to this Section shall be invested as directed by the Employee.  Notwithstanding the foregoing, however, if an Employee's or retired Employee's

rollover contribution consists of stock or cash received by the

Employee or retired Employee upon termination of the TRASOP, all of such contribution shall be invested initially in the Company

Stock Fund.

                                 ARTICLE 6

                 FUNDING OF PLAN AND INVESTMENT PROVISIONS



          Section 6.1.  Funding.  The Employers shall create a

Trust by agreement with one or more Trustees for the purpose of funding the benefits provided by the Plan.  The Committee shall approve and direct the Trustee to make available as investment options to Participants such Funds as designated by the

Committee.  The Company Stock Fund shall consist solely of shares of the Company's common stock and cash to the extent such cash cannot be invested in such shares.  All Employee and Employer contributions under the Plan shall be paid at the direction of the Committee to the Trustee.  The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom on behalf of the

Participants collectively in accordance with the provisions of the Trust as the case may be.  The Trustee shall make payments from the Trust Fund to such person or persons and in such amounts and at such times as the Committee shall direct in accordance with the terms of Plan and the Trust.  The Director of Human

Resources at the Company is the fiduciary responsible for

ensuring that (i) adequate procedures are established and

followed to maintain confidentiality with respect to Employees'

purchases, holdings and sales of securities under the Company

Stock Fund and Employees' exercises of voting, tender and similar rights with respect to such Fund and (ii) a fiduciary independent of the Employers is appointed to carry out activities with
                              -31-
respect to such Fund that the Company's Director of Human

Resources determines involve a potential for undue Employer

influence upon Employees with regard to the direct or indirect exercise of shareholder rights.



          Section 6.2.  Investment of Contributions.  Each

Participant shall, by written direction to the Committee,

designate any whole percentage of contributions made on his

behalf which shall be invested in each of the Funds.  In the absence of a Participant's specific designation, all

contributions will be invested in a fixed income fund or other low-risk fund as selected by the Committee.  The opportunity to direct investments shall be offered to Participants in accordance with Section 404(c) of ERISA, and as provided in such Section,

the fiduciaries for the Plan will not be liable for any losses that are the direct and necessary result of investment directions by Participants.



          Section 6.3.  Change of Investment Direction.  Any in-

vestment direction given by a Participant pursuant to Section 6.2 shall continue in effect until changed by the Participant pursu-

ant to this Section.  A Participant may change any such direction effective with the first contribution made on behalf of such

Participant following the date on which the Participant gives notice of such change through a telephone information system in accordance with the written rules and conditions provided by the

Committee, or by one or more alternative methods in the form
                              -32-
prescribed by the Committee for such purpose, provided such

notice is given no later than the last business day prior to the date on which such contribution is made (or such other date as designated by the Committee).  Any such change shall affect only the investment of contributions made on his behalf which are made subsequent to the effective date of the change.



          Section 6.4.  Transfers Between Investment Funds.  A

Participant may direct that all or any part of the value of his interest in any Fund be transferred to any other Fund as of any business day, based on the values of the Funds established on such business day, by giving notice through a telephone

information system in accordance with the written rules and

conditions provided by the Committee, or by one or more

alternative methods prescribed by the Committee for such purpose;

provided, however, that transfers to or from the Company Stock

Fund shall not be effective until five business days following the date on which such notice of transfer is received by the

Committee unless otherwise designated.  Any such transfer shall be made from the accounts and subdivisions thereof in such Fund to the respective accounts and subdivisions thereof in the other

Fund on a pro rata basis.










                              -33-
                                 ARTICLE 7

                          PARTICIPANTS' ACCOUNTS



          Section 7.1.  Participant Accounts.  (a)  Establishment

of Accounts.  The Committee shall establish and maintain or cause to be established and maintained by such agent or agents as the

Committee may elect for this purpose separate accounts for each

Participant.  The accounts of a Participant shall consist of (1)

an account established with respect to after-tax contributions made pursuant to Section 5.1(a) which shall be referred to as the

"After-Tax Account", (2) an account established with respect to elective contributions made pursuant to Section 4.1 which shall be referred to as the "Before-Tax Account" and (3) an account established with respect to contributions, if any, made pursuant to Section 5.2 referred to as the "Rollover Account".  Accounts shall be further divided between Fund accounts, reflecting the investment options the Participant has selected.  After-Tax

Accounts shall be subdivided into an Employee Account, which shall hold after-tax contributions made pursuant to Section

5.1(a) (including after-tax contributions made prior to the

Second Effective Date), and an Employer Account, which shall hold the non-elective contributions made pursuant to Section 4.2.



          (b)  Crediting of Accounts.  As of the last day of each

calendar month, or such earlier date as determined by the

Committee, the designated accounts of each Participant shall be appropriately credited with the amount of his elective
                              -34-
contributions made pursuant to Section 4.1(a) or the reallocation of his other accounts, if any, with respect to the current

calendar month, with any non-elective contributions made on his behalf pursuant to Section 4.2 with respect to the current

calendar month and with the amount of his after-tax contributions made pursuant to Section 5.1(a).



          Section 7.2.  Participating Units.



          (a)  The interests of Participants in any Fund shall be

measured by participating units in the particular Fund, the

number and value of which shall be determined as of each Valua-

tion Date as provided in the succeeding paragraph.  Each partici-

pating unit shall have an equal beneficial interest in the Fund,

and none shall have priority or preference over any other.



          (b)  One participating unit, or fraction thereof, shall

be allocated to the Employer Account maintained for each Partici-

pant in each Fund for each dollar, or fraction thereof, contrib-

uted on behalf of such Participant by an Employer prior to the first Valuation Date and allocated to such Fund in accordance with the Participant's directions made pursuant to Section 6.2,

and one participating unit, or fraction thereof, shall be allo-

cated to the Employee Account maintained for each Participant in each Fund for each dollar, or fraction thereof, contributed by such Participant by means of payroll deductions prior to such date and allocated to such Fund in accordance with the Partici-
                              -35-
pant's directions made pursuant to Section 6.2.  As soon as

practicable after the first Valuation Date, the Committee shall determine the value of each Fund as of such Valuation Date in the manner prescribed in Section 7.3, and the value so determined shall be divided by the total number of participating units

allocated to the Employer and Employee Accounts of such Fund maintained for Participants in accordance with the preceding sentence.  The resulting quotient (carried out to at least four decimal places) shall be the value of a participating unit in such Fund as of such Valuation Date and shall constitute the

"price" of a participating unit in such Fund until the next

Valuation Date.  Until such next Valuation Date, participating units shall be allocated, at the price so determined, to the appropriate Employer and Employee Accounts of Participants with respect to moneys paid to the Trustee by them or on their behalf and allocated to such accounts in accordance with the

Participant's directions pursuant to Section 6.2.  The value of each participating unit allocated to a Participant's Employer and

Employee Account and, after the Second Effective Date, each

Participant's Before-Tax Accounts and Rollover Accounts in each

Fund shall be redetermined in a similar manner as of each Valua-

tion Date, and such value shall be the price of participating units allocated to Participant's Employer and Employee Accounts and Before-Tax Accounts and Rollover Accounts in each Fund until the next Valuation Date.  Fractional units shall be calculated to at least two decimal places.


                              -36-
          (c)  If a Participant shall direct, pursuant to

Section 6.4, that his interest in a Fund or any part thereof shall be transferred to any other Fund or if a Participant's interest in a Fund or any part thereof is distributed or

withdrawn, the number of participating units representing such interest or portion thereof as of the applicable Valuation Date shall be cancelled for purposes of any subsequent determination of the number and value of participating units in such Fund.



          (d)  If the Committee shall so direct, the number of

participating units in a Fund shall be changed as of any Valua-

tion Date, and, in that event, the value of each participating unit therein shall be proportionately changed.



          Section 7.3.  Valuation of Funds.  The value of a Fund

as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held in the Fund as deter-

mined by the Trustee on the basis of such evidence and

information as deemed pertinent and reliable, reduced by the amount of any accrued liabilities of the Fund on such Valuation

Date.  The Trustee's determinations of fair market value shall be conclusive and binding upon all parties.  Non-elective

contributions due but not received by the Trustee on or before a

Valuation Date, elective contributions and after-tax

contributions which have been withdrawn from Participants'

Compensation but not received by the Trustee on or before a

Valuation Date, and any contribution received by the Committee
                              -37-
pursuant to Section 5.2(b) but not delivered to the Trustee on or before a Valuation Date, which, when received, would be part of the assets of a Fund, shall not be taken into account in valuing such Fund.



          Section 7.4.  Valuation of Accounts.



          (a)  The value of a Participant's Before-Tax
     Account in each Fund as of any Valuation Date shall be the value of the participating units allocated or allocable to such account as of such Valuation Date, including the Company's common shares and any cash in lieu of fractional shares allocated or allocable to such account as of such Valuation Date, plus any elective and non-elective contributions payable on his behalf with respect to a period ending on or prior to the Valuation Date but not yet paid to the Trustee on such Valuation Date, and which, when paid, would be allocable to such account.

          (b) The value of a Participant's Employer and Employee Accounts in each Fund as of any Valuation Date shall be the value of the participating units allocated or allocable to such account as of such Valuation Date, including the Company's common shares and any cash in lieu of fractional shares allocated or allocable to such account as of such Valuation Date, plus any after-tax contributions payable on his behalf with respect to a period ending on or prior to the Valuation Date but not yet paid to the Trustee on such Valuation Date, and which, when paid, would be allocable to such account.

          (c) The value of a Participant's Rollover Account in each Fund as of any Valuation Date shall be the value of the participating units allocated or allocable to such account as of such Valuation Date, including the Company's common shares and any cash in lieu of fractional shares allocated or allocable to such account as of such Valuation Date, plus any contri-bution received by the Committee from the Participant but not yet received by the Trustee on such Valuation Date.




                              -38-


          Section 7.5.  Value of Plan Account.  The value of a

Participant's Fund accounts as of any Valuation Date shall be the sum of the values of the Participant's Employer and Employee

Accounts, his Before-Tax Account and his Rollover Account in each such account, and the value of a Participant's Plan Account shall be the sum of the values of the Participant's Fund accounts, all determined as provided in the preceding Sections of this Article.


          The value of a Participant's Plan Account as of any

given date other than a Valuation Date shall be the value deter-

mined pursuant to this Article on the first Valuation Date

following the date as of which such value is required.



          Section 7.6.  Committee to Furnish Quarterly Statements

of Value of Accounts.  The Committee shall, not less frequently than each full calendar quarter, deliver to each Participant a statement setting forth the accounts of such Participant.  Such statement shall be deemed to have been accepted as correct unless written notice of objections thereto is received by the Committee or an Employer within 30 days after the mailing or delivery of such statement to the Participant.



          Section 7.7.  Statutory Limitations on Allocations to

Accounts.  Notwithstanding any other provision of this Plan, the amounts credited to the accounts of each Participant for any Plan

Year shall be limited so that (i) the aggregate annual additions for such Plan Year to the Participant's accounts in this Plan and
                              -39-
in all other defined contribution plans in which he is a

Participant shall not exceed the lesser of (A) $30,000 (adjusted for increases in the cost of living as set forth in Regulations)

or (B) 25% of the Participant's  Compensation for such Plan Year and (ii) the sum of (A) and (B) below shall not exceed 1.0.



          (A) The annual additions to the Participant's accounts in the Plan and the aggregate annual additions to the Participant's accounts in all other defined contributions plans maintained by his Employer (deter-mined as of the close of the Plan Year) divided by the lesser of

               (I)  125% of the maximum dollar amount
          which under Section 415(c)(1)(A) of the Code could have been contributed on behalf of the Participant to a defined contribution plan, and

               (II)  35% of the Participant's annual
          Compensation,

          as determined separately for each of the Partici-pant's years of service.

          (B) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by his Employer (determined as of the close of the Plan
     Year), divided by the lesser of

               (I)  125% of the maximum dollar limita-
          tion contained in Section 415(b)(1)(A) of the Code as adjusted for increases in the cost of living as set forth in Regulations, and

               (II)  140% of the average of the Partic-
          ipant's Compensation for the three consecu-tive calendar years during which his Compen-sation was the highest.

          If the Committee so elects, in computing the amounts described in clause (A) above for any Plan Year after 1982, the divisors described in clauses (A)(I) and (II) with respect to each Participant for each Plan Year before 1983 shall be such divisors computed for the 1982 Plan Year and multiplied by a fraction, the numerator of which is the lesser of (W) $51,875 and (X)
                              -40-
     35% of the Participant's Compensation for calendar year 1981, and the denominator of which is the lesser of (Y) $41,500 and (Z) 25% of the Participant's Compensation for such calendar year.


If either of the limitations set forth above would be exceeded by the Employer's contribution on behalf of a Participant, the

amount of the after-tax contributions made pursuant to Section

5.1(a) shall be reduced to the extent necessary to comply with such limitation.  Any reductions in after-tax contributions shall be paid to such participant as additional compensation.  If

further reductions are necessary to satisfy the limitations set forth above, the amount of the elective contributions made

pursuant to Section 4.1(a) and any corresponding non-elective contributions made pursuant to Section 4.2 shall be reduced to the extent necessary to comply with such limitation.  If as a result of reasonable error in estimating a Participant's annual compensation or other limited facts and circumstances as

determined by the Commissioner of Internal Revenue, the annual additions to a Participant's accounts exceed the limitations set forth above for any Plan Year and the excess contributions cannot be returned to the Employer or the Participant, the amount of annual additions in excess of such limitations shall be held in a segregated suspense account which shall be invested but shall not be credited or debited with its own gains or losses and shall not share in gains or losses of the Trust, and which shall be treated in the succeeding Plan Year as an Employer contribution, thereby reducing amounts actually contributed by the Employer for such year.  The balance, if any, in such suspense account shall be
                              -41-
returned to the Employer upon termination of the Plan only if the allocation upon Plan termination of such amount to Participants would cause all Participants to receive annual additions in

excess of the limitations of section 415 of the Code.


          If the aggregate annual additions to a Participant's

accounts in the Plan and in all other defined contribution plans maintained by his Employer for all Plan Years beginning before

January 1, 1976 exceed the amount of aggregate annual additions which could have been made during such Plan Years had Section

415(c) of the Code applied to such Plan Years, the aggregate annual additions for such Plan Years shall be deemed for purposes of (A) above to be equal to the amount of aggregate annual addi-

tions which could have been made had Section 415(c) of the Code applied.


          If, in the case of a Participant who was participating

prior to October 3, 1973 in a defined benefit plan or plans main-

tained by his Employer, the number computed in (B) above exceeds

1.0 but (i) the aggregate annual benefit which will be payable on retirement to such Participant under all defined benefit plans maintained by his Employer does not exceed 100% of his annual rate of Compensation of October 2, 1973 and (ii) such aggregate annual benefit does not exceed the aggregate annual benefit which would have been payable to such Participant on retirement if all the terms and conditions of such defined benefit plan or plans which were in existence on October 2, 1973 had remained the same as on October 2, 1973 and such Participant's Compensation taken
                              -42-
into account for the purposes of such plans after October 2, 1973 had not exceeded his annual rate of Compensation on October 2,

1973, then, for purposes of the above, (B) shall equal .8.


          The "annual additions" for a Plan Year to a Partici-

pant's accounts in the Plan or in any other defined contribution plan is the sum during such Plan Year of

          (i) the amount of Employer contributions allo-cated to such Participant's accounts,

          (ii) the amount of forfeitures allocated to such Participant's accounts,

          (iii) the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Participant, and

          (iv) the amount of contributions by the Participant to such Plan but excluding any rollover contribution (within the meaning of sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(c) of the Code made to such Plan.


          For purposes of this Section 7.7, the "limitation year"

shall be the Plan Year, the terms "defined contribution plan",

"defined benefit plan", "Compensation" and "year of service"

shall have the meanings set forth in section 415 of the Code and the regulations promulgated thereunder, and a Participant's

Employer shall include entities which are members of the same controlled group (within the meaning of section 414(b) of the

Code as modified by section 415(g) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code)

as the Company or under common control (within the meaning of section 414(c) of the Code as modified by section 415(g) of the

Code) with the Company or such entities.

                              -43-

          Section 7.8.  Correction of Error.  If it comes to the

attention of the Committee that an error has been made in any of the allocations prescribed by this Article, appropriate ad-

justment shall be made to the accounts of all Participants and

Distributees which are affected by such error, except that no adjustment need be made with respect to any Distributee whose account has been distributed in full prior to the discovery of such error.



                                 ARTICLE 8

                         DISTRIBUTION OF BENEFITS



          Section 8.1.  Termination of Employment.  Upon termina-

tion of a Participant's employment, the Participant or his

designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of his Plan Account, determined as of the Valuation Date coincident with or immediately preceding the date of distribution.


          Section 8.2.  Time and Manner of Distribution upon

Termination of Employment.  (a)  Manner of Distribution.  Subject

to Section 8.2(c), any distribution to which a Participant

becomes entitled upon termination of employment pursuant to

Section 8.1 shall be made by the Trustee by payment of a lump sum.  Payment shall ordinarily be made in cash, except that a

Participant may, by giving the Committee 30 days' written notice on a form prescribed by the Committee, receive all or part of the value of his Company Stock Accounts in whole shares of the

Company's common stock (together with cash in lieu of fractional shares) having a fair market value, determined as of the

Valuation Date immediately preceding the date of distribution,

equal to such portion of his Company Stock Accounts.


          (b)  Time of Distribution.  Subject to Section 8.2(c),

the payment of benefits under the Plan to a Participant or his designated Beneficiary, as the case may be, shall be made as of the Valuation Date chosen by the Participant.  Notice of the date selected by a Participant shall be in writing and delivered to the Committee at least seven days prior to such date.  A

Participant may change his elective distribution date by submit-

ting to the Committee a new signed written direction describing the benefit due to the Participant and the date on which payment of such benefit shall be made at least 30 days prior to the date on which payment is to be made.


          If the Participant shall die prior to the date of

distribution of benefits pursuant to this Section 8.2(b), the payment shall be made to his Beneficiary within five years after his death, except that if the Participant's Beneficiary is the

Participant's spouse, such payment may be deferred until the date on which the Participant would have attained age 70-1/2 had he survived.  If the amount of the payment required to be made under the terms of the Plan cannot be ascertained within five years after the Participant's death, or if it is not possible to make such payment by such date because the Committee, after reasonable
                              -45-
efforts, has been unable to locate the Participant or his desig-

nated Beneficiary, as the case may be, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained or such Participant or Beneficiary is located, as the case may be.



          (c)  Mandatory commencement at age 70-1/2.  Any

provision of this Plan to the contrary notwithstanding,

distribution of a Participant's Account shall commence in

installments no later than the April 1 following the calendar year in which the Participant attains age 70-1/2; provided,

however, that if an Employee attained age 70-1/2 prior to January

1, 1988 and was not a 5% owner (as defined in section

416(i)(1)(B)(i) of the Code) at any time during the Plan Year ending with or within the calendar year in which the Employee attained age 66-1/2 or any subsequent Plan Year, distribution of such Participant's benefit may be made or commence on April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment.  Such payments shall be made each year in an amount equal to the minimum amount as required by law.  If a Participant fails to notify the Committee that he wishes to have the amount of his required minimum

distribution determined based on the joint and last survivor expectancy of the Participant and his Beneficiary, the

Participant's required minimum distribution shall be determined based only on the Participant's life expectancy.  Life expectancy
                              -46-
shall be determined without regard to the permissive

recalculation rule of section 401(a)(9)(D) of the Code.


          (d)  Distribution of small amounts; consent required

for certain distributions.  Notwithstanding any provision of this

Plan to the contrary, if the value of a Participant's Account equals $3,500 or less and has never at the time of any prior distribution exceeded $3,500, such Account shall be distributed in a single sum pursuant to this Section as soon as

administratively practicable following the Valuation Date

coincident with or next following the date on which the

Participant terminates employment.  No distribution to a

Participant shall be made prior to the first Valuation Date

coincident with or next following the Participant's 65th birthday unless the value of the Participant's total benefit under the

Plan is $3,500 or less or the Participant consents to such

distribution in writing.  The Committee shall notify each

Participant whose Account balance exceeds (or ever exceeded)

$3,500 of his right to defer any distribution until age 65.  If the Participant fails to consent to a distribution which is

payable prior to the date on which such Participant attains age

65, then such Participant shall be deemed to have elected to defer such payment until he attains age 65 (or such earlier date as elected by such Participant).


          Section 8.3.  Death After Termination of Employment.

If a Participant dies after he has terminated his employment with an Employer and before he has received a distribution of his Plan
                              -47-
account, then such Participant's designated Beneficiary shall be entitled to receive that portion of the Participant's Plan Ac-

count which would have been distributed to the Participant but for his death.  Such distribution shall be further subject to the terms and conditions of this Article 8.

          Section 8.4.  Designation of Beneficiary.  Each

Participant shall have the right to designate a Beneficiary or

Beneficiaries to receive any distribution to be made under

Section 8.1 or Section 9.2 upon the death of such Participant or,

in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Participant would have been entitled,

provided, however, that no such designation shall be effective if the Participant was married throughout the one-year period ending on the date of the Participant's death unless such designation was consented to at the time of such designation by the person who was the Participant's spouse during such period, in writing,

acknowledging the effect of such consent and witnessed by a

notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations.

Except as restricted by the proviso in the foregoing sentence, a

Participant may from time to time, without the consent of any

Beneficiary, change or cancel any such designation.  Such desig-

nation and each change therein shall be made in the form pre-
                              -48-
scribed by the Committee and shall be filed with the Committee.

If no Beneficiary has been named by a deceased Participant, or the designated Beneficiary has predeceased the Participant, the balance of the deceased Participant's Account shall be distrib-

uted by the Trustee at the direction of the Committee (a) to the surviving spouse of such deceased Participant, if any, or (b) if there shall be no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (c) if there shall be no surviving spouse or surviving children, to the executor or administrator of the estate of such deceased Partici-

pant or (d) if no executor or administrator shall have been

appointed for the estate of such deceased Participant within six months following the date of the Participant's death, to the person or persons who would be entitled under the intestate

succession laws of the state of the Participant's domicile to receive the Participant's personal estate, in the proportions provided in such laws.  If within a period of three years follow-

ing the death or other termination of employment of any

Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to

benefits under this Article in respect of such Participant, the rights of such person or persons shall be forfeited and the

Committee shall direct the Trustee to pay such benefit or

benefits to the person or persons next entitled thereto under the succession prescribed by this Section.

          Section 8.5.  Direct Rollovers of Eligible Rollover

Distributions. (a)  Application.  This Section applies to
                              -49-
distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the

Committee, to have any portion of an eligible rollover

distribution paid directly to an eligible retirement plan

specified by the Distributee in a direct rollover.


          (b)  Definitions.

          (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                              -50-
          (4)  Direct rollover.   A direct rollover is a payment
     by the Plan to the eligible retirement plan specified by the Distributee.

          (c) Timing of Distribution. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Regulations is given, provided that:

          (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.


                                ARTICLE 9

                     WITHDRAWALS DURING EMPLOYMENT AND
                          LOANS TO PARTICIPANTS


          Section 9.1.  Withdrawals.  Any Participant may, upon

seven days' prior written notice to the Committee on a form pre-

scribed by the Committee for such purpose, or by one or more alternative methods prescribed by the Committee, withdraw an amount not less than $300 nor more than the sum of the value,

determined as of the preceding Valuation Date, of (a) his

Employee Account, (b) his Employer Account, (c) his Rollover

Account, if any, and (d) subject to the limitations set forth in

Section 9.3, his Before-Tax Account.  Amounts withdrawn from a

Participant's Employee Account shall be first from after-tax contributions the Participant made prior to January 1, 1987, if any.  Any amount withdrawn in excess of his after-tax

contributions made prior to January 1, 1987 shall be from the after-tax contributions made by the Participant after December
                              -51-
31, 1986, and part of the earnings attributable to such

contributions.  The amount of the excess withdrawal considered to be after-tax contributions made after December 31, 1986 shall be the amount of the withdrawal not considered to be after-tax

contributions made before January 1, 1987 multiplied by a frac-

tion the numerator of which shall be the Participant's total after-tax contributions made after December 31, 1986 and the denominator of which shall be the portion of the Participant's

Employee Account attributable to after-tax contributions made after December 31, 1986 and earnings thereon.  To the extent the

Participant's withdrawal exceeds the total amount of his after-

tax contributions, amounts withdrawn shall be from earnings

credited to his Employee Account.


          Withdrawals shall be made first from each Fund account

other than the Company Stock Account on a pro rata basis, and then, if necessary, from the Company Stock Account.


          Section 9.2.  Distribution of Withdrawals.  The distri-

bution of a withdrawal shall be made in a lump sum cash payment at the time prescribed by the Committee but not later than 60 days after the Valuation Date of such withdrawal.  In the event of the death, prior to the Valuation Date of a withdrawal, of a

Participant who has elected to make a withdrawal, such withdrawal shall be deemed revoked.  In the event of the death of a Partici-

pant, who has elected to make a withdrawal, after the Valuation

Date with respect to the withdrawal but prior to the actual

distribution thereof, such distribution shall be made to such
                              -52-
Participant's Beneficiary by the same method as it would have been made to the Participant but for his death.

          Section 9.3.  Limitations upon Withdrawals from Before-

Tax Accounts.  Amounts may be withdrawn on seven days' prior written notice from Participant's Before-Tax Account only if (i)

the Participant has attained the age of 59-1/2 or (ii) the Par-

ticipant demonstrates financial hardship.  Financial hardship will be deemed to exist only if distribution is necessary because of immediate and heavy financial needs of the Participant.  A distribution based upon financial hardship cannot exceed the amount equal to the lesser of (i) the sum of all elective contri-

butions made to the Plan pursuant to Section 4.1(a) and the

earnings attributable to such contributions as of December 31,

1988 plus all such contributions made to the Plan after December

31, 1988, and (ii) the amount required to meet the immediate financial need created by the hardship, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such

distribution, and not reasonably available from other resources of the Participant.  For purposes of this Section 9.3, "immediate and heavy financial need" shall mean (a) medical expenses

described in Section 213(d) of the Code incurred by the

Participant, his spouse or any of his dependents, (b) the

purchase (excluding mortgage payments) of the Participant's

principal residence, (c) the payment of tuition and related

educational fees for the next 12 months of post-secondary

education for the Participant, his spouse, his children or any of
                              -53-
his dependents, (d) the need to prevent the eviction of the

Participant from his principal residence, foreclosure on the mortgage of the Participant's principal residence, or (e) any other event deemed to be an immediate and heavy financial need by the Committee or in revenue rulings, notices or other documents of general applicability published by the Internal Revenue

Service.

          In order to secure a distribution based on financial

hardship, a Participant must complete a withdrawal application in the form prescribed by the Committee, which form must be sub-

mitted at least seven days prior to the requested date of with-

drawal.  The Participant must state in such application the

precise nature of the financial hardship and the amount necessary to meet the hardship and must represent, in writing, that the financial hardship cannot be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by a reasonable liquidation of the Participant's assets or those of his spouse or minor children (provided such assets are reasonably available to the Participant), which liquidation would not itself cause imme-

diate and heavy financial need, (c) by cessation of contributions pursuant to Article 4 of the Plan, (d) by obtaining distributions or nontaxable loans from any plans maintained by his Employer or

(e) by borrowing from a commercial source on reasonable commer-

cial terms.

          Section 9.4.  Loans to Participants.  (a)  Making of

Loans.  Subject to the restrictions set forth in this Section

9.4, the Committee shall establish a loan program whereby any
                              -54-
Participant who is an eligible Employee, and any former

Participant or Beneficiary of a deceased former Participant which former Participant or Beneficiary is a "party in interest" as defined in Section 3(14) of ERISA, who is determined by the

Committee to be creditworthy may borrow from his Before-Tax or

Rollover Account on the following terms and conditions:


     (b)  Restrictions.


          (1)  The Participant shall execute a loan
     application on the form supplied by the Committee, which must be submitted to the Committee at least seven days prior to the proposed date of the loan or by one or more alternative methods prescribed by the Committee for such purpose. No loan will be made unless and until the Committee approves the application.

          (2) No loan will be made in an amount which shall exceed the lesser of (i) 50% of the value of the Participant's or Beneficiary's Accounts and (ii) $50,000 reduced by the sum of the highest balance of all loans from the Plan to the Participant or Beneficiary outstanding at any one time during the twelve month period preceding the day on which the loan is to be made.

          (3) The period of repayment of the loan shall be arrived at by mutual agreement between the Committee and the Participant or Beneficiary, but such period shall not exceed five years from the date of the loan, except that (1) if the purpose of the loan as determined by the Committee is to acquire a dwelling unit which is or within a reasonable period of time will be the principal residence of the Participant, then such period for repayment shall not exceed ten years, and (2) if the original loan amount equals less than $1,000 (not including the balance of any other outstanding Plan loan), such period for repayment shall not exceed one year. Such loan may be prepaid in whole at any time without penalty.

          (4)  Each loan shall be evidenced by the
     Participant's or Beneficiary's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, in substantially equal installments (payable at least quarterly), and shall be
                              -55-
     secured by an assignment of the Participant's or Beneficiary's entire right, title and interest in and to his Plan account.

          (5)  Each loan shall bear an interest rate
     commensurate with the interest rates then being charged by persons in the business of lending money within the Company's service territory for loans which would be made under similar circumstances.

          (6) Failure to pay principal or interest when due shall result in default.

          (7)  No distribution shall be made to a
     Participant who has borrowed from the Plan, or to any Beneficiary of such Participant, unless and until the loan, including interest, has been repaid or satisfied with funds otherwise distributable.

          (8) The Participant or Beneficiary shall agree in writing not to reduce the aggregate of the balances in his Before-Tax and Rollover Accounts below an amount equal to the outstanding principal balance of all loans until all such loans, including interest, have been repaid or satisfied with funds otherwise distributable.

          (9) The Committee shall, in its discretion, charge as an expense to the accounts of any Participant or Beneficiary receiving a loan any reasonable administrative fee for processing or annual maintenance of such loan.

          If any loan or portion of a loan made to a Participant

under the Plan, together with the accrued interest thereon, is in default, the Committee shall take appropriate steps to collect on the note and foreclose on the security.  On a Participant's

settlement date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, shall be charged to the Participant's Before-Tax Account after all other adjustments required under the Plan, but before any distribution pursuant to Article 8.


          (c)  Loan Subaccount.  The Committee shall establish,

operate and maintain a loan subaccount for the receipt of amounts
                              -56-
transferred from a Participant's Before-Tax Account pursuant to this Section.  Appropriate accounting entries reflecting such transfers shall be concurrent with the disbursement to the

Participant of amounts borrowed.  Interest shall be allocated to such Participant's Before-Tax Account in accordance with rules promulgated by the Committee for this purpose.



                                ARTICLE 10

                   SPECIAL PARTICIPATION RULES RELATING
                       TO REEMPLOYMENT OF TERMINATED
                         EMPLOYEES AND EMPLOYMENT
                            BY RELATED ENTITIES


          Section 10.1.  Reemployment of an Employee Whose

Employment Terminated Prior to His Becoming a Participant.  If an

Employee whose employment was terminated after he had satisfied the eligibility service requirement set forth in Article 3 and prior to his becoming a Participant is reemployed by an Employer,

he shall not be required to satisfy again such requirement and shall be eligible to become a Participant as of the first Entry

Date following the date of his reemployment.


          Section 10.2.  Reemployment of a Terminated

Participant.  If a terminated Participant is reemployed, he shall not be required to satisfy again the eligibility service

requirement set forth in Article 3 and shall be eligible to

become a Participant as of the first Entry Date following the date of his reemployment.



                              -57-
          If such a terminated Participant is entitled to receive

a distribution from his Plan Account pursuant to Section 8.1,

such distribution shall be suspended.  Any balance in the Partic-

ipant's Plan Account to which he was entitled under Section 8.1 shall remain as such and he shall be entitled to receive distri-

bution of such amount in accordance with Section 8.1 upon his subsequent termination of employment.


          Section 10.3.  Employment by Related Entities.  If a

person is employed by or a partner in an Affiliate then any

period of service shall be taken into account solely for the purposes of determining whether and when such person is eligible to participate in this Plan under Article 3, measuring such

person's years of service and determining when such person has retired or otherwise terminated his employment for purposes of

Article 8 to the same extent it would have been had such period of service for an Employer.


          Section 10.4.  Leased Employees.  If a person who per-

formed services as a leased Employee (within the meaning of

Section 414(n)(2) of the Code) of an Employer or an Affiliate

becomes an Employee, or if an Employee becomes such a leased

Employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such person is eligible to

participate in this Plan under Article 3, measuring such person's years of service and determining when such person has retired or otherwise terminated his employment for purposes of Article 8 to
                              -58-
the same extent it would have been had such service been as an

Employee.  This section shall not apply to any period of service during which such a leased Employee was covered by a Plan

described in section 414(n)(5) of the Code.  A person shall not be eligible to participate under this Plan solely as a result of being a leased employee.


                                ARTICLE 11

                              ADMINISTRATION


          Section 11.1.  The Committee.  (a)  The board of

directors of the Company shall appoint a Committee consisting of three or more members which shall be known as the Savings Plan

Committee and which shall be responsible for the administration of the provisions of the Plan.  The Committee shall be the

"administrator" of the Plan and a "named fiduciary" within the meaning of such terms as used in ERISA.  The board of directors of the Company shall have the right at any time, with or without cause, to remove any member or members of the Committee.  A

member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the

Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder,

the board of directors of the Company shall appoint a successor member.  All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.


                              -59-
          (b)  Any member of the Committee may, but need not, be

an Employee or a director, officer or shareholder of any of the

Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribu-

tion or other material advantage received by him under the Plan,

provided that no member of the Committee who is a Participant shall take part in any action of the Committee on any matter involving solely his rights under the Plan.


          (c) Promptly after the appointment of the original

members of the Committee and from time to time thereafter, and promptly after the appointment of any successor member of the

Committee, the Trustee shall be notified as to the names of the persons appointed as members or successor members of the

Committee by delivery to the Trustee of a certified copy of the resolution of the board of directors of the Employer making such appointment.


          (d)  The Committee shall have the duty and authority to

interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants, Distributees and other persons under the Plan, and the manner, time, and

amount of payment of any distributions under the Plan.  Each

Employer shall, from time to time, upon request of the Committee,

furnish to the Committee such data and information as the Commit-

tee shall require in the performance of its duties.




                              -60-
          (e)  The Committee shall direct the Trustee to make

payments of amounts to be distributed under Article 8 or Article

9.


          (f)  The Committee shall supervise the collection of

Participants' contributions and the delivery of such amounts to the Trustee.



          (g)  The members of the Committee may allocate their

responsibilities among themselves and may designate any person,

partnership or corporation to carry out any of their responsi-

bilities.  Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the meetings of the Committee.



          (h)  The Committee may act at a meeting, or by writing

without a meeting, by the vote of assent of a majority of its members.  The Committee shall elect one of its members as secre-

tary and keep the Trustee advised of the identity of the member holding that office.  The secretary shall be the Plan's agent for service of legal process, keep records of all meetings of the

Committee, and forward all necessary communications to the

Trustee.  The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the adminis-

tration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.



                              -61-
          (i)  The members of the Committee, and each of them,

shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees partici-

pating in the Plan and their Beneficiaries and of defraying

reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and

familiar with such matters would use in the conduct of an enter-

prise of a like character and with like aims.  The Employers hereby jointly and severally indemnify the members of the Commit-

tee, and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.



          (j)  No member of the Committee shall receive any

compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the

Employers shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Commit-

tee members.



          (k)  The Committee may employ such counsel (who may be

of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.
                              -62-

          Section 11.2.  Claims Procedure.  If any Participant or

Distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the secretary of the Committee.  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.  The secretary of the Committee shall review the claim and, within a reasonable period of time after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim.  Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.  The secretary shall also advise the claimant that he or his duly authorized represen-

tative may request a review by the full Committee of the denial by filing with the Committee, within sixty-five days after notice of the denial has been received by the claimant, a written re-

quest for such review.  The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same sixty-five day period.  If a request is so filed, review of the denial shall be made by the full Committee within sixty days after receipt of
                              -63-
such request, and the claimant shall be given written notice of the Committee's final decision.  Such notice shall include

specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

          Section 11.3.  Procedures for Domestic Relations

Orders.  If the Committee receives written evidence of any

judgment, decree or order (including approval of a property

settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child

support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the

Participant's account balance to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the secretary of the

Committee shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures.  After receipt of a domestic relations order, the secretary of the Committee shall determine whether such order constitutes a "qualified domestic relations order," as defined in paragraph (b) of Section 15.2, and shall notify the Participant and each payee named in such order in writing of its determination.  Such notice shall be written in a manner calculated to be understood by the parties and shall set forth specific reasons for the secretary's determination, and
                              -64-
shall contain the explanation of the review procedure under the

Plan.  The secretary of the Committee shall also advise each party that he or his duly authorized representative may request a review by the full Committee of the secretary's determination by filing with the secretary of the Committee a written request for such review.  The secretary shall give each party affected by such request notice of such request for review.  Each party also shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee in connection with such request for review.  Each party shall be given written notice of the Committee's final determination,

which notice shall be written in a manner calculated to be

understood by the parties and shall include specific reasons for such final determination.  Prior to the issuance of regulations,

the Committee shall establish the time periods in which the

secretary's determination, a request for review thereof and the review by the full Committee shall be made, provided that the total of such time period shall not be longer than 18 months from the date written evidence of a domestic relations order is

received by the Committee.

          The duties of the secretary of the Committee under this

Section may be delegated by the Committee to one or more persons other than the secretary.

          Section 11.4.   Notices to Participants, Etc.  All

notices, reports and statements given, made, delivered or trans-

mitted to a Participant or any other person entitled to or claim-

ing benefits under the Plan shall be deemed to have been duly
                              -65-
given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Committee.  A

Participant or other person may record any change of his address from time to time by written notice filed with the Committee.



          Section 11.5.  Notice to Employers or Committee.

Written directions, notices and other communications from

Participants or any other person entitled to or claiming benefits under the Plan to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when

delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such directions,

notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.



          Section 11.6.  Records.  The Committee shall keep a

record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be

necessary or advisable in its judgment for the administration of the Plan.

          Section 11.7.  Reports of Funds and Accounting to

Participants.  The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the

Trust Fund received by it from the Trustee.  The Committee shall,

as soon as possible after the close of each calendar quarter,
                              -66-
advise each Participant and Distributee of the balance credited to his accounts as of the close of such calendar quarter pursuant to Article 7 hereof.


                                ARTICLE 12

                     PARTICIPATION BY OTHER EMPLOYERS


          Section 12.1.  Adoption of Plan.  With the consent of

the Company, any corporation may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) filing with the Committee an original or a duly certified copy of a resolution in which such corporation adopts the Plan, (c) becoming a party to the Trust, and (d)

executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.



          Section 12.2.  Withdrawal from Participation.  Any Em-

ployer may withdraw from participating in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Committee, the other Employers and the

Trustee prior to the effective date of withdrawal.


          Section 12.3.  Company as Agent for Employers.  Each

corporation which shall become a participating Employer pursuant to Section 12.1 or Article 13 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of

                              -67-
the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation,

the power to amend and terminate the Plan.  The authority of the

Company to act as such agent shall continue unless and until the

Employer withdraws from the Plan pursuant to Section 12.2.


                                ARTICLE 13

                        CONTINUANCE BY A SUCCESSOR


          In the event that any Employer shall be reorganized by

way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such

successor corporation may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement.  Contributions by such Employer shall be automatically suspended from the Effective Date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective.

If, within 90 days following the effective date of any such

reorganization, such successor corporation shall not have elected to become a party to the Plan, or if the Employer shall adopt a

Plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 90th day following the effective date of such reorganiza-

tion or as of the close of business on the date of adoption of such Plan of complete liquidation, as the case may be, and the
                              -68-
Committee shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Section 14.3.


                                ARTICLE 14

                   AMENDMENT, WITHDRAWAL AND TERMINATION


          Section 14.1.  Amendment.  The Company may at any time

and from time to time amend or modify the Plan by (a) written instrument duly adopted by the board of directors of the Company or (b) designating to the Committee the right to amend the Plan in whole or in part.  Any such amendment or modification shall become effective on such date as the Company (or the Committee,

as the case may be) shall determine and may apply to Participants in the Plan at the time thereof as well as to future

Participants.  The Company shall furnish a copy of any such

amendment to the Trustee and to all other Employers.



          Section 14.2.  Withdrawal.  If an Employer shall

withdraw from the Plan under Section 12.2, the Committee shall determine the portion of the Trust Fund held by the Trustee which is credited to the accounts of Participants employed by such

Employer and direct the Trustee to segregate such portion in separate Funds.  Such separate Funds shall thereafter be held and administered by the Trustee or another Trustee as a part of the separate Plan of such Employer.




                              -69-
          Section 14.3.  Termination.  Any Employer may at any

time terminate its participation in the Plan by resolution of its board of directors to that effect.  The Committee shall determine the portion of the Trust Fund held by the Trustee which is

credited to the accounts of Participants and Distributees with respect to whom the Plan is terminated and direct the Trustee to distribute such portion by distributing the balance in any such

Participant's Plan Account in accordance with the terms and

conditions of Article 8 at the time when such distribution would otherwise be made under the terms of Article 8 or within a

reasonable time after the Employer's termination of participating in the Plan.  A permanent suspension of contributions by an

Employer shall be deemed a termination of such Employer's

participation in the Plan for purposes of this Section.



          If the Internal Revenue Service shall refuse to issue

an initial, favorable determination letter that the Plan as

adopted by an Employer meets the requirements of Section 401(a)

of the Code, the Employer may terminate its participation in the

Plan and the Committee shall direct the Trustee to pay and

deliver the portion of the Trust Fund credited to the accounts of

Participants and Distributees of such Employer, determined

pursuant to Section 14.2, to such Employer and such Employer shall pay to Participants or their Beneficiaries the part of such

Employer's portion of the Funds as is attributable to

contributions made by Participants.


                              -70-
          Section 14.4.  Trust Fund to Be Applied Exclusively for

Participants and Their Beneficiaries.  Subject only to the

provisions of the second paragraph of Section 14.3 and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of

Participants and their Beneficiaries either by operation or

termination of the Plan, power of amendment or other means.


                              ARTICLE 15

                            MISCELLANEOUS


         Section 15.1.  Expenses.  All costs and expenses

incurred in administering the Plan, including the expenses of the

Committee, the fees and expenses of the Trustee, the fees of counsel and any agents for the Committee or Trustee, and any other administrative expenses shall be paid from the Trust Fund.



          Section 15.2.  Non-Assignability.  (a) In General.  It

is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or

interest of any Participant or Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incom-

petency, and no right or interest of any Participant or

Distributee in the Plan shall be liable for, or subject to, any
                              -71-
obligation or liability of such Participant or Distributee,

including claims for alimony or the support of any spouse.


          (b)  Exception for Qualified Domestic Relations Orders.

Notwithstanding any provision of the Plan to the contrary, if a

Participant's Account balance under the Plan, or any portion thereof, shall be the subject of one or more qualified domestic relations orders, as defined below, such Account balance or

portion thereof shall be paid to the person and at the time and in the manner specified in any such order. For purposes of this paragraph (b), "qualified domestic relations order" shall mean any "domestic relations order" as defined in Section 11.3 which creates (or recognizes the existence of) or assigns to a person other than the Participant (an "alternate payee") rights to all or a portion of the Participant's Account balance under the Plan,

and:

          (A) clearly specifies

               (i) the name and last known mailing
          address (if any) of the Participant and each alternate payee covered by such order,

               (ii) the amount or percentage of the
          Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                (iii) the number of payments to, or
          period of time for which, such order applies, and

               (iv) each Plan to which such order
          applies;

          (B) does not require

               (i) the Plan to provide any type or form
          of benefit or any option not otherwise pro-
                              -72-
          vided under the Plan at the time such order
          is issued,

               (ii) the Plan to provide increased bene-fits (determined on the basis of actuarial equivalence) and

               (iii) the payment of benefits to an
          alternate payee which at the time such order is issued already are required to be paid to a different alternate payee under a prior qualified domestic relations order; and

          (C) requires the commencement of payments to each alternate payee either (i) after the earliest date as of which payment of the Participant's account balance could commence (I) if he terminated employment on his 50th birthday or (II) following his termination of employment, whichever shall first occur or (ii) as soon as administratively practicable after the date the allocations described in Article 7 are made as of the end of the month during which such order is entered all as determined by the Committee pursuant to the procedures contained in Section 11.3.  Any amounts subject to a domestic relations order prior to determination of its status as a quali-

fied domestic relations order which but for such order would be paid to the Participant shall be segregated in a separate account or an escrow account pending such determination. If within 18 months of receipt of such order by the Committee, it is deter-

mined that a domestic relations order constitutes a qualified domestic relations order, the amount so segregated (plus any interest thereon) shall be paid to the alternate payee.  If such determination is not made within such 18-month period, then the amount so segregated (plus any interest thereon) shall, as soon as practicable after the end of such 18-month period, be paid to the Participant.  Any determination regarding the status of such order after such 18-month period shall be applied only to pay-
                              -73-
ments made on or after the date of such determination.


          Section 15.3.  Employment Non-Contractual.  The Plan

confers no right upon any Employee to continue in employment.


          Section 15.4.  Limitation of Rights.  A Participant or

Distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.


          Section 15.5.  Merger or Consolidation with Another

Plan.  A merger or consolidation with, or transfer of assets or liabilities to, any other Plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person

entitled to receive benefits from the Plan would if the Plan then terminated receive a benefit immediately after the merger,

consolidation or transfer which is equal to or greater than the benefit such person would have been entitled to receive

immediately before the merger, consolidation, or transfer if the

Plan had then terminated.


          Section 15.6.  Gender and Plurals.  Wherever used in

the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires,

words in the singular shall include the plural, and words in the plural shall include the singular.

                                ARTICLE 16

                        TOP-HEAVY PLAN REQUIREMENTS



          Section 16.1.  Top-Heavy Plan Determination.  If for

any Plan Year the aggregate of (a) the account balances under this Plan and all other defined contribution plans in the

aggregation group (as defined below) and (b) the present value of accrued benefits under all defined benefit plans in such

aggregation group of all Participants in such plans who are key

Employees (as defined in Section 416(i) of the Code) for such

Plan Year exceeds 60% of the aggregate of the account balances and present value of accrued benefits of all participants in such plans as of the determination date (as defined below), then this

Plan shall be a top-heavy Plan for such Plan Year, and the

requirements of Sections 16.2 and 16.3 shall be applicable for such Plan Year as of the first day thereof. If the Plan shall be a top-heavy Plan for any Plan Year and not be a top-heavy Plan for any subsequent Plan Year, the requirements of this Article 17 shall not be applicable for such subsequent Plan Year.



          The aggregation group shall consist of (a) each plan of

an Employer in which a key Employee is a participant, (b) each other plan which enables such a plan to be qualified under sec-

tion 401(a) of the Code, and (c) any other plans of an Employer which the Employer shall designate as part of the aggregation group.


                              -75-
          For the purpose of determining the accrued benefit or

account balance of a Participant, any person who received a

distribution from a plan in the aggregation group during the 5-

year period ending on the last day of the preceding Plan Year shall be treated as a Participant in such plan, and any such distribution shall be included in such Participant's account balance or accrued benefit as the case may be.  The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the Valuation Date applicable to a determination date shall be (i) in the case of a defined con-

tribution plan, the date as of which account balances are deter-

mined which is coincident with or immediately precedes the deter-

mination date, and (ii) in the case of a defined benefit plan,

the date as of which the most recent actuarial valuation for the

Plan Year which includes the determination date is prepared,

except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

          Section 16.2.  Minimum Contribution for Top-Heavy

Years.  Notwithstanding any provision of the Plan to the

contrary, the contributions on behalf of a Participant made

pursuant to Section 4.2 during any Plan Year shall in no event be less than the lesser of (i) 3 percent of such Participant's

Compensation (as defined under section 415 of the Code) during such Plan Year and (ii) the highest percentage at which

contributions are made on behalf of any key Employee (as defined in section 416(i) of the Code) for such Plan Year.  If during any
                              -76-
Plan Year for which this Section 16.2 is applicable a defined benefit plan is included in the aggregate group and such defined benefit plan is a top-heavy plan for such Plan Year, the

percentage set forth in clause (i) above shall be 5 percent.  The percentage referred to in clause (ii) shall be obtained by

dividing the aggregate of contributions made pursuant to Article

4 and pursuant to any other defined contribution plan which is required to be included in the aggregation group (other than a defined contribution plan which enables a defined benefit plan which is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key Employee by such key Employee's Compensation for the

Plan Year.


          Section 16.3.  Special Rules for Applying Statutory

Limitations on Benefits.  (a)  In any Plan Year for which the

Plan is a top-heavy plan, clause (A)(I) of Section 7.7 shall be applied by substituting "100%" for "125%" appearing therein,

unless, for any such Plan Year, (i) the percentage of account balances of Participants who are key Employees determined under

Section 16.1 does not exceed 90% and (ii) Employer contributions and forfeiture allocated to the accounts of Participants who are not key Employees equals at least 4% of the Compensation (as defined in Section 7.7) of each such Participant.


          (b) In any Plan Year for which the Plan is a top-heavy

plan, clause (B)(I) of Section 7.7 shall be applied by

substituting "100%" for "125%" appearing therein unless for any
                              -77-
such Plan Year (i) the percentage of accrued benefits of

Participants who are key Employees does not exceed 90%, and (ii)

the minimum accrued benefit of each Participant under all defined benefit plans in the aggregation group is at least 3% of his average Compensation (determined under section 416(d) of the

Code) multiplied by each year of service after 1983, not in

excess of 10, for which such plans are top-heavy Plans.


          (c)  If in any Plan Year for which the Plan is a top-

heavy plan, a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such

Plan Year, clauses (A)(I) and (B)(I) of Section 7.7 shall be applied by substituting "100%" for "125%" appearing therein.



          IN WITNESS WHEREOF, the Company has caused this

instrument to be executed by its duly authorized officer this

29th day of December, 1993.



               IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

                     Keith M. Giger

               By:   Keith M. Giger, for the Savings Committee
                             Its Secretary and Treasurer












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